Exhibit 10.1

AMENDMENT TO THE

ALLIANT ENERGY CORPORATION

2010 OMNIBUS INCENTIVE PLAN

This Amendment (this “Amendment”) to the Alliant Energy Corporation 2010 Omnibus Incentive Plan (as amended, amended and restated or otherwise modified from time to time, the “Plan”) is made by ALLIANT ENERGY CORPORATION (the “Company”), effective as of January 1, 2012. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Plan.

WHEREAS, Section 14(b) of the Plan provides that the Committee may amend the Plan at any time, subject to certain exceptions; and

WHEREAS, the Committee has determined that it is in the best interests of the Company and the Participants that the definition of “Change in Control of the Company” conform to current market practice and the requirements of Section 409A of the Code and the Treasury Regulations and guidance thereunder; and

WHEREAS, the Committee now desires to amend the Plan as provided below.

NOW, THEREFORE, pursuant to Section 14(b) of the Plan, the Committee amends the Plan as follows:

Section 1. Amendment:

1. With respect to all Awards granted under the Plan on or after the date hereof, the definition of “Change in Control of the Company” in Section 2(e) of the Plan is hereby replaced in its entirety as follows:

“A “Change in Control of the Company” shall be determined with reference to Alliant Energy Corporation as the Company, as more fully set forth below, and shall be deemed to have occurred if an event set forth in any one of the following paragraphs shall have occurred[, and such an event is a change in ownership or effective control of a corporation or a change in ownership of a substantial portion of the assets of a corporation pursuant to Treasury Regulations section 1.409A-3(i)(5)]:

(i) any Person (other than (A) the Company or any subsidiary of the Company (each a “Subsidiary”), (B) a trustee or other fiduciary holding securities under any employee benefit plan of the Company or any Subsidiary, (C) an underwriter temporarily holding securities pursuant to an offering of such securities or (D) a corporation owned, directly or indirectly, by the shareowners of the Company in substantially the same proportions as their ownership of stock in the Company (“Excluded Persons”)) is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates after the Award Date, pursuant to express authorization by the Board that refers to this exception) representing 30% or more of either the then outstanding shares of Stock or the combined voting power of the Company’s then outstanding voting securities; provided, however, that for purposes of this Section 2(e)(i), any acquisition pursuant to a transaction described in Section 2(e)(iii) and that is not a “Change in Control of the Company” pursuant to such Section shall also not constitute a “Change in Control of the Company” for purposes of this Section 2(e)(i); or

(ii) the following individuals cease for any reason to constitute a majority of the number of directors of the Company then serving: (A) individuals who, on the date of an Award, constituted the Board and (B) any new director (other than a director whose initial assumption of office is in connection with an actual or threatened proxy or consent solicitation for the purpose of opposing a solicitation by the Company relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s shareowners was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date of an Award, or whose appointment, election or nomination for election was previously so approved; or

(iii) the Company after the date of an Award, consummates a merger, consolidation or share exchange with any other corporation or issues voting securities in connection with a merger, consolidation or share exchange involving the Company (or any Subsidiary), other than (A) a merger, consolidation or share exchange which results in the voting securities of the Company outstanding immediately prior to such merger, consolidation or share exchange continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger, consolidation or share exchange, or (B) a merger, consolidation or share exchange effected to implement a recapitalization of the Company (or similar transaction) in which no Person (other than an Excluded Person) is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates after the Award Date, pursuant to express authorization by the Board that refers to this exception) representing 30% or more of either the then outstanding shares of Stock or the combined voting power of the Company’s then outstanding voting securities; or

(iv) the shareowners of the Company approve, and the Company completes, a plan of complete liquidation or dissolution of the Company or the Company effects a sale or disposition of all or substantially all of its assets (in one transaction or a series of related transactions within any period of 24 consecutive months), other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity at least 75% of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Notwithstanding the foregoing, no “Change in Control of the Company” shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the Stock immediately prior to such transaction or series of transactions continue to own, directly or indirectly, in the same proportions as their ownership in the Company, an entity that owns all or substantially all of the assets or voting securities of the Company immediately following such transaction or series of transactions.”

Section 2. Effect of Amendment: On and after the effectiveness of this Amendment, each reference in the Plan to “this Plan”, “hereunder”, “hereof” or words of like import referring to the Plan, shall mean and be a reference to the Plan, as amended by this Amendment. Except as amended hereby, the Plan continues and shall remain in full force and effect in all respects.